UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 STATE STREET, SUITE 214 NEW LONDON, CONNECTICUT	06320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-900-0776

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

As reported on July 28, 2011, the Company completed the Destron Fearing Transaction on July 22, 2011, which completion included a deposit by the purchaser, Allflex, of $1.2 million into an escrow account pending settlement of post-closing adjustments with respect to the assumed debt and closing date working capital as described in Section 2.2 of the Purchase Agreement (the Purchase Agreement was previously disclosed in a Current Report on Form 8-K filed with the SEC on May 12, 2011, and the Purchase Agreement was attached as Exhibit 2.1).

The parties have completed their analysis and have agreed that Allflex will receive the $1.2 million (plus accrued interest) held in escrow in complete and full satisfaction of the post-closing adjustments required by Section 2.2 of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: January 13, 2012

	By:	/s/ Lorraine Breece
	Name:	Lorraine Breece
	Title:	Chief Financial Officer